APPLICATION FOR SHARES

To:	Lone Oak Acquisition Corp.	(the “Company”)
Cricket Square
Hutchins Drive
PO Box 2681
Grand Cayman, KYl-ll11
Cayman Islands

Attention:	The Board of Directors

Date: June 17, 2010

I apply for and request you to allot to me 473,750 shares with a par value of $0.000 in the capital of the Company, and undertake to pay all calls made upon the said shares as and when required by the directors to do so.

I agree to take the said shares subject to the Memorandum and Articles of Association of the Company and I authorise you to enter the following name and address in the Register of Members of the Company:

Name:	Hauser Holdings LLC

Address:	50 South Sixth Street, Suite 1480, Minneapolis MN 55402, United States of America

I designate the following telephone and facsimile numbers and e-mail address for service of notice of all members’ meetings. Notice by telephone or facsimile to either of the said numbers or electronic mail to the stated e-mail address will constitute good and sufficient notice to myself and I agree to advise you of any change in these particulars:

Tel: 612-325-8388
Fax: 612-313-0134
E-mail address: akern@caprei.com

Yours faithfully.

/s/ Allison Kern
Allison Kern, Vice Manager
For and on behalf of
Hauser Holdings LLC